UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): July 17, 2013

SELWAY CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road Suite 230 Denville, NJ	07834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2013, Selway Capital Acquisition Corporation (the "Company") and its subsidiaries, Healthcare Corporation of America (“HCCA”), Prescription Corporation of America (“PCA”), and PCA Benefits, Inc. (“PCB”) (HCCA, PCA and PCB, collectively, the “Subsidiaries”), entered into a loan and security agreement (the “Loan Agreement”) with Partners for Growth III, LP (“Lender”) for a one-time loan of $5,000,000 (the “PFG Loan”) with a maturity date of July 17, 2018 (the “Maturity Date”).

PFG Loan

Pursuant to the terms of the Loan Agreement, interest on the PFG Loan is payable on a monthly basis at an annual rate of prime (as quoted by the Wall Street Journal or other nationally recognized rate quoting service reasonably acceptable to Lender) plus 5.25% per annum, provided that the interest rate will automatically reduce to prime plus 3.25% if the Company’s revenue and EBITDA for the six months ending December 31, 2013 exceed $35.5 million and $(3.1 million), respectively.

The principal amount of the PFG Loan and all other accrued and unpaid monetary obligations under the Loan Agreement shall be repaid on the Maturity Date, unless earlier amortized, converted, or prepaid, as described below.

•	Amortization. If the Company fails to achieve certain earnings targets, PFG may elect to amortize all or a portion of the PFG Loan over the shorter of the 24-month period from the date of the election or the remaining term of the loan (the “Amortization Period”). The earnings targets for fiscal 2013 are revenue of $47.5 million and EBITDA of $(7.1 million). Earnings targets for fiscal 2014 will be based on the Company’s board-approved financial plan (“Plan”) to be submitted to Lender within 45 days of the fiscal year end; provided, however, that 2014 earnings targets are at least $16.4 million (revenue) and $(1.25 million) (EBITDA) for each of the first and second quarters of 2014 and at least $21.3 million (revenue) and $(700,000) (EBITDA) for each of the third and fourth quarters of 2014. Earnings targets for periods after 2014 will be based on the Company’s Plan for the relevant year. For all periods, calculations of revenue and EBITDA for amortization purposes will exclude the income and expense associated with the Company’s 340B Drug Pricing Program. Upon amortization, the Company must make monthly payments of principal and interest, such that 60% of the outstanding principal is repaid in the first half of the Amortization Period and 40% is paid in the second half of the Amortization Period; provided, however, that PFG may suspend the Company’s obligation to make amortized payments at any time.

•	Conversion. Pursuant to the Loan Agreement, the Company issued to Lender a senior convertible note (the “Note”) in the amount of $5,000,000, representing the principal amount of the PFG Loan. All amounts owing under the Note are convertible, at the option of Lender, into Series C common stock of the Company at an initial rate of $8.00 per share . The conversion price may be adjusted proportionally if the Company’s post-acquisition tender offer is effected at less than $10.30 per share or for other standard adjustments, including but not limited to stock splits, dividends, and reclassifications of securities.

The Company may initiate a mandatory conversion of the principal owing under the Note, upon 30 business days’ prior notice, if certain conditions are met, including, among other things, that: (i) the common stock to be issued upon conversion are issuable without a restrictive legend and freely tradable by Lender or its transferees; (ii) upon the conversion, Lender is not a beneficial holder of more than 10% of the Company’s outstanding shares of common stock, or in the 6 months preceding the conversion, Lender has not been subject to compliance with Section 16 of the Securities Exchange Act of 1934 with respect to the securities issued pursuant to the Loan Agreement; (iii) the volume-weighted average price per share of the Company’s common stock for the 10 day period through the date of the conversion notice is at least $20.00 (such price per share to serve as the conversion price for such mandatory conversion); (iv) the average daily trading volume of the Company’s common stock over the 5 trading days prior to the conversion notice exceeds 250,000 shares; and (v) all accrued and unpaid interest on the Note is paid in cash on the date of the conversion.

•	Prepayment. The Company has the option to prepay the PFG Loan at any time after July 17, 2015, provided, however, that such prepayment would trigger the exercisability of 625,000 warrants issued to Lender and its designees, as described in more detail below.

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Prepayment will be mandatory in the event that Lender has not elected to convert the Note and the Company engages in one of the following events: (i) a transfer of 50% or more of the voting power of any of the Company or its Subsidiaries; or (ii) the sale of 50% or more of the assets or value of the Company and its Subsidiaries, taken as a whole (each, a “Sale”). In the event that a Sale occurs on or prior to January 17, 2015, the Company will repay in cash all monetary obligations due to Lender (including the principal then outstanding on the loan), plus the value of an optional conversion, as determined using a Black-Scholes option-pricing model. In the event that a Sale occurs after January 17, 2015, then, unless Lender agrees for the acquirer in the Sale to assume all obligations under the Loan Agreement, the Company will be required prepay all monetary obligations due to Lender in cash or, if the consideration received in the Sale is in the form of stock, in stock; provided, however, that all conditions for mandatory conversion of the Note must also be satisfied for payment to be made in stock.

The Loan Agreement contains certain financial covenants, including the requirement to: (i) maintain a cash and cash equivalents balance of at least $2 million from July 17, 2013 to January 31, 2014 and at least $3 million from February 1, 2014 to the Maturity Date; and (ii) limit the Company’s principal borrowings under the Muneris Facility at any given time to no more than $5 million, unless the Company’s EBITDA exceeds $0 in three consecutive months, upon which any increase in the amount of indebtedness under the Muneris Facility may not result in principal borrowings under the facility to exceed $25,000,000 without Lender’s express consent. The agreement also includes customary negative covenants and financial reporting requirements, as well as certain customary events of default that would render all outstanding amounts under the agreement immediately due and payable, including but not limited to: (i) Borrower failing to pay amounts due within 3 business days after the due date; (ii) Lender ceasing to have a valid perfected first priority security interest in any material portion of the collateral; (iii) the Company or any Subsidiary undergoing a change in the ownership of 35% or more of the voting power of its then outstanding securities; (iv) the Company or any Subsidiary acquiring or disposing of any assets, except as relates to certain permitted investments, including but not limited the incorporation of certain new subsidiaries, provided however that PFG may elect to add such new subsidiaries as guarantors for the PFG Loan.

The PFG Loan and obligations thereunder are cross-guaranteed by each of the Subsidiaries, and the agreement grants the Lender a first priority security interest in certain collateral, subject only to the rights of the lender of the Company’s secured revolving credit facility entered into on April 11, 2013 (the “Muneris Facility”). Such collateral includes the Company and its Subsidiaries’ accounts receivable, inventory, bank deposit accounts and all personal property (including certain intellectual property) and equipment, but excludes the trust account established in connection with the Company’s initial public offering. Additionally, the Company pledged to Lender all of its equity interests in HCCA, and HCCA pledged to Lender all of the equity interests of PCA and PCB, and 100% of any future domestic subsidiary and 66% of any future foreign subsidiary that either the Company or HCCA may acquire. During the term of the loan, neither the Company nor HCCA may exercise their voting and shareholders rights to their equity interests in the subsidiaries in a way that, in Lender’s reasonable judgment, would be reasonably likely to impair Lender’s rights to such pledged interests.

Warrants

As part of consideration for the PFG Loan, the Company issued to Lender and its designees warrants to purchase an aggregate of 220,000 shares of Series C common stock, for $7.50 per share, at any time on or prior to July 17, 2018 (the “PFG Warrants”).

The exercise price for the PFG Warrants may be adjusted if the Company’s post-acquisition tender offer is effected at less than $10.30 per share or for other standard adjustments, including but not limited to stock splits, dividends, and reclassifications of securities. Additionally, the PFG Warrants can be exercised a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the highest reported sale price of Company common stock for a day in the 90 day period prior to the date on which the notice of cashless exercise is delivered to the warrant agent, provided that at least 10,000 shares of Company common stock were traded on such day.

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If, on the expiration date, the fair market value of the Company’s common stock is higher than the applicable warrant exercise price then in effect, then all of the PFG Warrants then-outstanding and unexercised will automatically convert into shares of Company common stock pursuant to the cashless exercise formula described above.

In order to include a provision in the Loan Agreement allowing the Company to prepay the PFG Loan, the Company issued to Lender and its designees an aggregate of 625,000 warrants (the “Conditional Warrants”) that are not exercisable unless and until the Company chooses to prepay the PFG Loan in full. The Conditional Warrants will become exercisable, for $8.00 per share, only upon the Company’s optional prepayment of the loan in full. The Conditional Warrants will expire on July 17, 2018 and, once exercisable, are subject to the same cashless exercise and price adjustment terms as the PFG Warrants.

Registration Rights

Pursuant to a registration rights agreement entered into in connection with the financing, the Company is required to file a registration statement covering all securities issued or issuable pursuant to the Loan Agreement (the “Financing Securities” within 60 days of the Closing Date. The Lender is entitled to liquidated damages in the event of certain violations, namely, that registration statement covering the Financing Securities is not: (i) filed within 60 days of the Closing Date; (ii) effective within 180 days of the Closing Date; or (iii) ceases to be effective for more than 30 days. Liquidated damages shall be assessed in the amount of $1,667 per day until such breach is cured. Lender is also entitled to “piggy-back” registration rights with respect to registration statements filed with respect to a public offering of Company securities solely for cash. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Loan Agreement, which is filed as Exhibit 10.1 hereto, which is incorporated by reference into this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the terms of the Loan Agreement and related obligations entered into on July 17, 2013 by and among the Company, HCCA, PCA, PCB and Lender, is summarized in Item 1.01 to this report, which is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Loan Agreement and the transactions described in Item 1.01 of this report, which description is incorporated by reference into this Item, the Company issued to Lender or its designees: (i) a convertible note with a principal amount of $5,000,000; (ii) warrants to purchase 220,000 shares of Series C common stock; and (iii) conditionally exercisable warrants to purchase 625,000 shares of Series C common stock. Each of the Note, PFG Warrants and Conditional Warrants were issued in connection with transactions not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

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Exhibit Number	Description

4.1	Form of Warrant

4.2	Form of Warrant (Conditionally Exercisable)

4.3	Senior Convertible Promissory Note, dated July 17, 2013, in favor of Partners For Growth, III, LP

10.1	Loan and Security Agreement, dated July 17, 2013, by and among Selway Capital Acquisition Corporation, Healthcare Corporation of America and Partners For Growth, III, LP

10.2	Registration Rights Agreement, dated July 17, 2013, by and among Selway Capital Acquisition Corporation, Healthcare Corporation of America and Partners For Growth, III, LP

10.3	Pledge Agreement, dated July 17, 2013, by and among Selway Capital Acquisition Corporation and Partners For Growth, III, LP

10.4	Pledge Agreement, dated July 17, 2013, by and among Healthcare Corporation of America, Prescription Corporation of America, PCA Benefits, Inc. and Partners For Growth, III, LP

10.5	Cross-Corporate Continuing Guaranty and Security Agreement, dated July 17, 2013, by and among Healthcare Corporation of America, Prescription Corporation of America, PCA Benefits, Inc. and Partners For Growth, III, LP

10.6	Intellectual Property Security Agreement, dated July 17, 2013, by and among Selway Capital Acquisition Corporation, Healthcare Corporation of America, Prescription Corporation of America, PCA Benefits, Inc. and Partners For Growth, III, LP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELWAY CAPITAL ACQUISITION CORPORATION
Dated: July 23, 2013

	By:	/s/ Yoram Bibring
		Name:	Yoram Bibring
		Title:	Chief Financial Officer

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